Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Tax-Free Advantage Municipal Fund
 811-21213

The annual meeting of shareholders was held on July 25, 2011, at the offices of Nuveen Investments; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 31, 2011 and additionally adjourned to October 19, 2011.

Voting results are as follows:

<c> Common and Preferred
shares voting together as a class
<c>  Preferred shares voting
together as a class
To approve the elimination of the Funds
fundamental investment policy relating to the Funds ability to make loans


   For
          15,754,452
            3,806,471
   Against
            1,117,326
               390,597
   Abstain
               639,878
                 52,508
   Broker Non-Votes
            3,531,370
            1,048,925
      Total
          21,043,026
            5,298,501



To approve the new fundamental
investment policy relating to the Funds
 ability to make loans


   For
          15,704,797
            3,795,132
   Against
            1,147,561
               394,486
   Abstain
               659,298
                 59,958
   Broker Non-Votes
            3,531,370
            1,048,925
      Total
          21,043,026
            5,298,501

Proxy materials are herein incorporated by reference to the SEC filing on June 22, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11- 060814.